UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2005

XTO ENERGY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10662	75-2347769
(Commission File Number)	(IRS Employer Identification No.)

810 Houston, Fort Worth Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 870-2800

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On March 31, 2005, the Company, XTO Barnett Inc. and XTO Barnett LLC, wholly owned subsidiaries of the Company, and Antero Resources Corporation, entered into a third amendment to the Agreement and Plan of Merger dated January 9, 2005 between the parties, pursuant to which the Company is acquiring all of the stock of Antero Resources Corporation, a privately held company with oil and gas properties in the Barnett Shale in the Fort Worth Basin through a merger of XTO Barnett Inc. with and into Antero Resources Corporation. Pursuant to the third amendment, the parties clarified the number of shares to be issued pursuant to the agreement and the number of warrants to be issued to reflect the March 15, 2005 four-for three stock split. As adjusted for the stock split, consideration in the transaction includes approximately $337.5 million cash, 13,333,333 shares of XTO Energy Inc. common stock, par value $0.01 per share, and warrants to purchase 2,000,000 shares of common stock at a purchase price of $27.00 per share for a five-year period following closing of the transaction.

The Agreement and Plan of Merger was previously described in a report on Form 8-K dated January 9, 2005, and filed by the Company on January 13, 2005. The first amendment to the Agreement and Plan of Merger was previously described in a report on Form 8-K dated February 3, 2005, and filed by the Company on February 9, 2005. The second amendment was previously described in a report on Form 8-K dated March 22, 2005, and filed by the Company on March 28, 2005.

On April 4, 2005, the Company announced that the transaction closed on April 1, 2005. Lehman Brothers acted as financial advisor to Antero in this transaction, and an affiliate of Lehman Brothers is a stockholder of Antero. Lehman Brothers provided investment banking services to the Company during 2004 in connection with the issuance of public and private debt and equity securities and provided a fairness opinion to the Board of Directors of the Company in connection with a related-party transaction. Lehman Brothers may provide investment banking services to the Company in the future.

Item 3.02 Unregistered Sale of Equity Securities

In connection with the acquisition of Antero Resources Corporation, the Company previously disclosed that part of the consideration was the unregistered issuance of 10,000,000 shares of common stock and warrants to acquire 1,500,000 shares of common stock at a purchase price of $36.00 per share. As a result of adjustments for the four-for-three stock split on March 15, 2005, the number of shares issued totaled 13,333,333 and the number of warrants issued totaled 2,000,000 at a purchase price of $27.00 per share.

Item 7.01. Regulation FD Disclosure

On April 4, 2005, the Company issued a press release announcing that it had completed its acquisition of Antero Resources Corporation, a privately held company with oil and gas properties in the Barnett Shale in the Fort Worth Basin. In connection with announcing the completion of the acquisition, the Company stated that its internal engineers estimate total proved reserves of 440 billion cubic feet (Bcf) and estimate upside potential of 400 to 500 Bcf of natural gas reserves. Production from the properties currently totals about 65 million cubic feet per day. The leasehold position has increased to 66,000 net acres since the original announcement, up from 61,000 acres.

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Item 8.01. Other Events

In connection with announcing the completion of the Antero Resources Corporation acquisition, the Company stated that the final cash and equity consideration totaled $685 million. The Company also assumed $175 million in outstanding debt in connection with the acquisition of the related midstream assets encompassing 80 miles of pipeline, and associated compression and processing facilities of Antero Resources Pipeline, L.P., a subsidiary of Antero Resources Corporation. Including additional assumed debt of $43 million for ongoing development, leasing and infrastructure, the purchase price was $903 million. The booked acquisition cost will include customary non-cash adjustments, including a step-up for deferred income taxes. Funding of the cash consideration was provided through borrowings under the Company’s senior revolving credit facility.

Item 9.01. Financial Statements and Exhibits

The following exhibit is filed with this Form 8-K:

(c)	Exhibit No.	Description
	2.1	Amendment No. 3 to Agreement and Plan of Merger by and among Antero Resources Corporation, XTO Energy Inc., XTO Barnett Inc. and XTO Barnett LLC, dated March 31, 2005

Forward-Looking Statement

Statements made in this Form 8-K, including those relating to proved reserves and upside reserve potential are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, failure to obtain consents from third parties, changes in interest rates, timing and extent of changes in oil and gas prices, and higher than expected production costs and other expenses. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

Reserve estimates and estimates of reserve potential or upside with respect to the acquisition were made by our internal engineers without review by an independent petroleum engineering firm. Data used to make these estimates were furnished by the sellers and may not be as complete as that which is available for our owned properties. We believe our estimates of proved reserves comply with criteria provided under rules of the Securities and Exchange Commission.

The Securities and Exchange Commission has generally permitted oil and gas companies, in their filings made with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation test to be economically and legally producible under existing economic and operating conditions. We use the terms reserve “potential” or “upside” or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques in our Item 7.01 Regulation FD Disclosure furnished above that the SEC’s guidelines may prohibit us from including in filings with the SEC. These estimates by their nature are more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: April 5, 2005	By:	/S/ BENNIE G. KNIFFEN
Bennie G. Kniffen
Senior Vice President and Controller

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